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                                                                EX-99.B19-4
                                                            (power of attorney)



                         DOMINI SOCIAL INDEX PORTFOLIO

     The undersigned hereby constitutes and appoints Peter D. Kinder, Steven D. Lyndenberg, John R. Elder, Thomas M. Lenz, Molly S. Mugler, Linda T. Gibson, Andres E. Saldana, Brian J. Hall, David G. Danielson and Daniel E. Shea, and each of them, with full powers of substitution as his true and lawful attorneys and agents to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, filed by Domini Social Equity Fund, Domini Institutional Trust, DEVCAP Trust, and Green Century Funds (each a "Trust"), or the Registration Statement(s), and any and all amendments thereto, filed by any other investor in any registered investment company in which any of the Trusts invest, with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable each Trust to comply with such Acts, the rules, regulations and requirements of the Securities and Exchange Commission, and the securities or Blue Sky laws of any state or other jurisdiction, and the undersigned hereby ratifies and confirms as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents have, and may exercise, all of the powers hereby conferred.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of April, 1996.




                                             /s/ Timothy Smith
                                             ----------------------------
                                             Timothy Smith